EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Global Share Incentive Plan (2006) of Rosetta Genomics Ltd., as amended, of our report dated March 22, 2013 with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiary, included in its Annual Report on Form 20-F for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel September 10, 2013	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global